                                                                  EXHIBIT (b)(2)


                              ARKANSAS BEST CORP.

================================================================================

                               BOARD PRESENTATION



                                December 10, 1998


                           MORGAN STANLEY DEAN WITTER


                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                              PRESENTATION OUTLINE

1)  HISTORICAL OVERVIEW

    o   TREADCO PRICE / VOLUME GRAPH SINCE IPO

    o   RECENT EQUITY ANALYST COMMENTARY

    o   CURRENT VALUATION BASED UPON 1999 PLAN

2)  STRATEGIC ALTERNATIVES

3)  CONSIDERATIONS

4)  PROCESS ALTERNATIVES

5)  ECONOMIC ANALYSIS

                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                           CURRENT TREADCO SITUATION


           o  DEPRESSED FINANCIAL RESULTS

           o  BUSINESS IN TRANSITION

           o  ILLIQUID STOCK DUE TO FLOAT AND SMALL CAPITALIZATION

           o  LIMITED INVESTOR AND ANALYST FOLLOWING

           o  ATTRACTIVE STRATEGIC VALUE



                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                    TREADCO PRICE PERFORMANCE SINCE ITS IPO


                                    [CHART]

                                    8/10/93
                                 TRED announces
                           acquisition of Trans-World
                                Tire Corporation


                                    7/20/95
                                  2Q operating
                              margine suffers over
                              3% drop compared to
                                  previous 2Q


                                    8/23/95
                                 TRED announces
                                change in Bandag
                                  relationship


                                    10/2/95
                                 TRED announces
                               supplier agreement
                                  with Oliver

                                    10/20/95
                                3 TRED officers
                                leave Company to
                                work for Bandag

                                    10/30/95
                                TRED wins court
                                 order against
                                     Bandag

                                     2/8/96
                             TRED confirms complete
                              conversion to Oliver

                                    10/29/98
                                 TRED suspends
                                regular dividend





                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                       ANALYSIS OF TREADCO SHAREHOLDINGS

                                                                   TOTAL ASSETS
                                                                       UNDER                       CURRENT               CUMULATIVE
   INSTITUTION                         EQUITY ORIENTATION            MANAGEMENT     CHANGE        HOLDINGS       % TSO      % TSO
Arkansas Best Corporation              n/a                               n/a              0       2,497,200      49.2%      49.2%
Shapiro Capital Management Co., Inc    Growth                            0.1         (9,100)      1,153,225      22.7%      72.0%
Dimensional Fund Advisors, Inc         Index, Value                     13.2              0         309,192       6.1%      78.1%
Franklin Resources, Inc                Growth, Incom                    86.9         10,000         303,000       6.0%      84.0%
Royce & Associates, Inc                Value                             2.0              0          67,100       1.3%      85.4%
Barclays Global Investors, N.A.        Growth, Value, Index, Quant       n/a         (2,000)         59,666       1.2%      86.5%
Kennedy Capital Management, Inc        Growth, Value                     1.7        (57,285)         57,115       1.1%      87.7%
Investment Counselors of Maryland      Value                             4.3              0          40,000       0.8%      88.5%
Clover Capital Management, Inc.        Value                             1.8         25,000          25,000       0.5%      88.9%
Mellon Bank, N.A. Index,               Value                            25.4              0          16,100       0.3%      89.3%
Williams Jones & Associates, Inc       n/a                               n/a              0          10,000       0.2%      89.5%
Northern Trust Quantitative Advisors   Growth, Value                    23.5          3,400           8,300       0.2%      89.6%
Dresdner RCM Global Investors (UK)     n/a                               2.7              0           4,500       0.1%      89.7%
Boston Advisors, Inc.                  Growth                            0.4              0           1,200       0.0%      89.7%
Donaldson Lufkin & Jeanette, Inc.      n/a                               n/a              0             400       0.0%      89.7%
First United Trust Company, N.A.       Income                            n/a              0             200       0.0%      89.8%
The Frost National Bank                n/a                               n/a              0             100       0.0%      89.8%
Societe Generale Asset Mgmt (US)       Value                             n/a       (195,000)              0       0.0%      89.8%

Top 18 Holders                                                                     (224,985)     4,552,298       89.8%
Remaining 0 Holdings                                                                      0              0        0.0%
                                                                                -----------    -----------    -------
Total Holder Holdings                                                              (224,985)     4,552,298       89.8%
                                                                                -----------
Other Holdings                                                                                     519,702       10.2%
                                                                                               -----------    -------
Total Shares Outstanding                                                                         5,072,000      100.0%
                                                                                               -----------    -------

                                                                         REPORT
   INSTITUTION                         EQUITY ORIENTATION                DATE
Arkansas Best Corporation              n/a                              9/11/98
Shapiro Capital Management Co., Inc    Growth                           9/30/98
Dimensional Fund Advisors, Inc         Index, Value                     6/30/98
Franklin Resources, Inc                Growth, Incom                    9/30/98
Royce & Associates, Inc                Value                            9/30/98
Barclays Global Investors, N.A.        Growth, Value, Index, Quant      9/30/98
Kennedy Capital Management, Inc        Growth, Value                    9/30/98
Investment Counselors of Maryland      Value                            9/30/98
Clover Capital Management, Inc.        Value                            9/30/98
Mellon Bank, N.A. Index,               Value                            9/30/98
Williams Jones & Associates, Inc       n/a                              9/30/98
Northern Trust Quantitative Advisors   Growth, Value                   12/31/97
Dresdner RCM Global Investors (UK)     n/a                              9/30/98
Boston Advisors, Inc.                  Growth                           6/30/98
Donaldson Lufkin & Jeanette, Inc.      n/a                              9/30/98
First United Trust Company, N.A.       Income                           9/30/98
The Frost National Bank                n/a                              6/30/98
Societe Generale Asset Mgmt (US)       Value                            9/30/98


================================================================================
Summary of Latest 13F Reports

3 Holders increased holdings, of which 1 were new investors or first time filers

4 Holders decreased holdings, of which 1 eliminated their positions

11 Holders held their positions

Index funds representing 8.5% of Total Holder Shares Outstanding
================================================================================


                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                  RECENT EQUITY ANALYST PERCEPTION OF TREADCO

"Although company results are showing signs of improvement, expenses remain high and near term results should continue to be weak. Considering the difficult environment and the current valuation levels, we reiterate our neutral rating."

                                     -- Stephen Girsky, MSDW

"Falling rubber prices continue to favor new tire purchases over recapped tires, which has a direct negative impact on Treadco. Furthermore, Treadco switched to another rubber supplier in 1996, which adversely impacted the subsidiary's margines."

                                     -- James Valentine, MSDW

"Arkansas Best Corp's intentions regarding its 46% ownership stake in Treadco, are unknown. We believe that the values of both Companies would increase were the Companies to separate. Moreover, TRED does not have the appropriate capital structure to grow, nor is ABFS in a position to support rapid growth at Treadco."

"We believe Treadco has far greater earnings power than the Company is currently generating. Similarly Treadco is a large player in an industry where consolidation makes economic sense. However, if Arkansas Best retains its ownership stake in Treadco, Treadco's ability to fund rapid growth will be constrained. Additionally, the limited float and uncertainty surrounding the future of the large block of shares will likely result in the stock continuing to trade at a discount."

                                     -- Scott Alaniz, Stephens Inc.


                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                           TREADCO CURRENT VALUATION

                                                                            AGGREGATE VALUE/
                                                                 -----------------------------------
                                                    P/E                EBIT              EBITDA
  STOCK      EQUITY     AGGREGATE    PRICE/    --------------    ---------------    ----------------
  PRICE      VALUE(1)    VALUE(2)    BOOK(3)   1998      1999    1998       1999    1998       1999
====================================================================================================
BUSINESS PLAN ESTIMATES(4)                    $ 0.9     $3.9    $ 2.2     $ 6.5   $ 5.6     $ 10.5
====================================================================================================

$ 5.00        $25.4       $43.8        0.4x    29.4x     6.4x    19.7x      6.8x    7.9x       4.2x
  7.00         35.5        54.0        0.4x    29.4x     6.4x    19.7x      6.8x    7.9x       4.2x
  9.00         45.7        64.1        0.4x    29.4x     6.4x    19.7x      6.8x    7.9x       4.2x
  11.00        55.8        74.3        0.4x    29.4x     6.4x    19.7x      6.8x    7.9x       4.2x
  13.00        65.9        84.4        0.4x    29.4x     6.4x    19.7x      6.8x    7.9x       4.2x


Notes (1) Assumes 5,072,255 shares outstanding.
      (2) Aggregate Value equals equity value plus short-term debt plus long-term debt.
      (3) Total Stockholders' Equity was $59.73MM as of
          9/30/98.
      (4) Source Treadco business plan


                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                             STRATEGIC ALTERNATIVES

1)  Status Quo

2) ABC initiated immediate sale of 100% of Treadco

3) ABC repurchase of remaining Treadco interest with potential strategic sale in the future



                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                            VALUATION CONSIDERATIONS

o  Structural mechanisms to maximize ABC's pre-tax and after-tax value

o  ABC specific tax considerations

o  Impact of Bandag settlement

o  Revenue and earnings momentum of business

o  Potential strategic buyers

o  Current and future estimated strategic value

o  Cost savings associated with 100% owned Treadco

o  Ability to recapitalize Treadco's balance sheet

o  Long-term strategic fit with ABC


                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                                POTENTIAL BUYERS

                                o   Goodyear

                                o   Bandag

                                o   Michelin

                                o   Oliver

                                o   BF Goodrich


                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                              PROCESS ALTERNATIVES

SCENARIO 1:  REPURCHASE OF PUBLIC SHARES

o Potentially approach other significant shareholders to ascertain price objectives and willingness to sell

o Negotiations with Treadco's outside directors (independent committee) and external financial and legal advisors

o        Announcement of an agreement with Treadco's independent committee

o        Commencement of tender offer and merger process

o        Estimated timeline:  12-16 weeks



                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                              PROCESS ALTERNATIVES
                                  (continued)

SCENARIO 2:  100% IMMEDIATE SALE OF TREADCO

o        Prioritize potential buyers

o        Information discussions with one or more potential buyers

o Potential preparation of offering memorandum and distribution to potential bidders

o        Negotiations and receipt of definitive offer

o        Approval by Treadco's outside committee and ABC's Board

o        Tender offer and merger process

o        Estimated timeline:  12-16 weeks


                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
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                            IMMEDIATE SALE OF TREADCO

          Value of ABC's holding @ $9(1)          $22.47
          ABC Current Tax Basis                      0.0
          Expense in sale, etc.                     (1.0)
          Income Taxes(2)                           (7.3)
                                                  ------
                 Current After-Tax Proceeds       $14.17

          Notes:     (1)  $2,497,000 shares currently owned by ABC
                     (2)  34% tax rate



                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                               REPURCHASE TREADCO

                                                                                                         ABC
           TOTAL     ABC INCREMENTAL                         AFTER-TAX                               INCREMENTAL
EVENTUAL   TREADCO     INVESTMENT        AFTER-TAX         COST OF CARRY       ABC          ABC       AFTER-TAX
  SALE     EQUITY      IN REMAINING         COST OF         ON INCREMENTAL      TAX      AFTER-TAX   PROCEEDS OVER
 PRICE    VALUE(1)    TRED SHARES(2)    DISPOSITION(3)      INVESTMENT       BENEFIT     PROCEEDS   IMMEDIATE SALE
--------  --------  ----------------    --------------     ---------------   -------     --------   --------------
$ 5.00     $25.4      $  (23.2)         $   (1.22)           $   (0.92)      $ 13.48    $ 13.52       $(.07)
  6.00      30.4         (23.2)             (1.22)               (0.92)        11.75      16.87         2.7
  7.00      35.5         (23.2)             (1.22)               (0.92)        10.03      20.22         6.0
  8.00      40.6         (23.2)             (1.22)               (0.92)         8.30      23.57         9.4
  9.00      45.6         (23.2)             (1.22)               (0.92)         6.58      26.91        12.7
 10.00      50.7         (23.2)             (1.22)               (0.92)         4.86      30.26        16.3
 11.00      55.8         (23.2)             (1.22)               (0.92)         3.13      33.61        19.4

Notes    (1)  Assumes 5,072,255 shares outstanding.

         (2)  Purchase of 2,575,000 shares at $9.00 per share.

         (3)  Assumes $2.0MM of expenses and 39% tax rate.

         (4)  Assumes 6.5% interest rate and 39% tax rate.

         (5)  Assumes $65MM tax basis and 34% tax rate.


                                                                  MORGAN STANLEY

                               ARKANSAS BEST CORP.
--------------------------------------------------------------------------------
                       OTHER POTENTIAL ECONOMIC BENEFITS


          o  Bandag settlement

          o  Potential dividend to ABC through recapitalization

          o  Ongoing Treadco free cash flow subsequent to repurchase

          o  Elimination of costs associated with being independently owned



                                                                  MORGAN STANLEY